AMENDED AND RESTATED SECURITY AND PURCHASE AGREEMENT
                            LAURUS MASTER FUND, LTD.
                                     And
                           ON THE GO HEALTHCARE, INC.


                              Dated: January 13, 2006

TABLE OF CONTENTS

ARTICLE 1 GENERAL DEFINITIONS AND TERMS; RULES OF CONSTRUCTION.         1
        1.1     General Definitions.                                    1
        1.2     Accounting Terms.                                       1
        1.3     Other Terms.                                            1
        1.4     Rules of Construction.                                  1
        1.5     Currency                                                2

ARTICLE 2 LOAN FACILITY.                                                2
        2.1     Revolving Loans.                                        2
        2.2     Receivables Purchase.                                   4
        2.3     Minimum Borrowing Amount.                               5
        2.4     Term Loan.                                              5
ARTICLE 3 REPAYMENT OF THE LOANS.                                       5

ARTICLE 4 PROCEDURE FOR REVOLVING LOANS.                                5

ARTICLE 5 INTEREST AND PAYMENTS.                                        6
        5.1     Interest.                                               6
        5.2     Payments; Certain Closing Conditions.                   7

ARTICLE 6 SECURITY INTEREST.                                            8

ARTICLE 7 REPRESENTATIONS, WARRANTIES AND COVENANTS                     9
        7.1     Concerning the Collateral.                              9

ARTICLE 8 PAYMENT OF ACCOUNTS.                                          11

ARTICLE 9 COLLECTION AND MAINTENANCE OF COLLATERAL.                     12

ARTICLE 10 INSPECTIONS AND APPRAISALS.                                  13

ARTICLE 11 FINANCIAL REPORTING.                                         13

ARTICLE 12 ADDITIONAL REPRESENTATIONS AND WARRANTIES.                   14
        12.1    Organization, Good Standing and Qualification.          14
        12.2    Subsidiaries.                                           15
        12.3    Capitalization; Voting Rights.                          15
        12.4    Authorization; Binding Obligations.                     16
        12.5    Liabilities.                                            16
        12.6    Agreements; Action.                                     16
        12.7    Obligations to Related Parties.                         18
        12.8    Changes.                                                18
        12.9    Title to Properties and Assets; Liens, Etc.             20
        12.10   Intellectual Property.                                  20
        12.11   Compliance with Other Instruments.                      20
        12.12   Litigation.                                             21
        12.13   Tax Returns and Payments.                               21
        12.14   Employees.                                              21
        12.15   Registration Rights and Voting Rights.                  22

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        12.16   Compliance with Laws; Permits.                          22
        12.17   Environmental and Safety Laws.                          23
        12.18   Valid Offering.                                         23
        12.19   Full Disclosure.                                        23
        12.20   Insurance.                                              23
        12.21   SEC Reports and Financial Statements.                   24
        12.22   Listing.                                                24
        12.23   No Integrated Offering.                                 24
        12.24   Stop Transfer.                                          24
        12.25   Dilution.                                               25
        12.26   Patriot Act.                                            25
        12.27   Company Name; Locations of Offices,
                  Records and Collateral.                               25
        12.28   ERISA.                                                  26
        12.29   No Company maintains or contributes to any
                  Canadian Pension Plan.                                26

ARTICLE 13 COVENANTS.                                                   26
        13.1    Stop-Orders.                                            26
        13.2    Listing.                                                26
        13.3    Market Regulations.                                     27
        13.4    Reporting Requirements.                                 27
        13.5    Use of Funds.                                           27
        13.6    Access to Facilities.                                   27
        13.7    Taxes.                                                  27
        13.8    Insurance.                                              28
        13.9    Intellectual Property.                                  29
        13.10   Properties.                                             29
        13.11   Confidentiality.                                        29
        13.12   Required Approvals.                                     29
        13.13   Reissuance of Securities.                               31
        13.14   Opinion.                                                31
        13.15   Legal Name, etc.                                        31
        13.16   Compliance with Laws.                                   31
        13.17   Notices.                                                31
        13.18   Margin Stock.                                           32
        13.19   Offering Restrictions.                                  32
        13.20   Authorization and Reservation of Shares.                32
        13.21   Financing Right of First Refusal.                       32
        13.22   Additional Investment.                                  33

ARTICLE 14 FURTHER ASSURANCES.                                          33

ARTICLE 15 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LAURUS.         33
        15.1    Requisite Power and Authority.                          34
        15.2    Investment Representations.                             34
        15.3    Laurus Bears Economic Risk.                             34
        15.4    Investment for Own Account.                             34
        15.5    Laurus Can Protect Its Interest.                        34
        15.6    Accredited Investor.                                    35
        15.7    Shorting.                                               35
        15.8    Patriot Act.                                            35
        15.9    Limitation on Acquisition of Common Stock.              35

ARTICLE 16 POWER OF ATTORNEY.                                           37

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ARTICLE 17 TERM OF AGREEMENT.                                           38

ARTICLE 18 TERMINATION OF LIEN.                                         38

ARTICLE 19 EVENTS OF DEFAULT.                                           38

ARTICLE 20 REMEDIES.                                                    41

ARTICLE 21 WAIVERS.                                                     43

ARTICLE 22 EXPENSES.                                                    43

ARTICLE 23 ASSIGNMENT BY LAURUS.                                        44

ARTICLE 24 NO WAIVER; CUMULATIVE REMEDIES.                              44

ARTICLE 25 APPLICATION OF PAYMENTS.                                     44

ARTICLE 26 INDEMNITY.                                                   44

ARTICLE 27 CURRENCY.                                                    45

ARTICLE 28 REVIVAL.                                                     45

ARTICLE 29 NOTICES.                                                     46

ARTICLE 30 GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.        47

ARTICLE 31 JUDGMENT CURRENCY.                                           48

ARTICLE 32 LIMITATION OF LIABILITY.                                     49

ARTICLE 33 ENTIRE UNDERSTANDING; MAXIMUM INTEREST.                      49

ARTICLE 34 SEVERABILITY.                                                49

ARTICLE 35 SURVIVAL.                                                    49

ARTICLE 36 CAPTIONS.                                                    50

ARTICLE 37 COUNTERPARTS; TELECOPIER SIGNATURES.                         50

ARTICLE 38 CONSTRUCTION.                                                50

ARTICLE 49 PUBLICITY.                                                   50

ARTICLE 40 JOINDER.                                                     50

ARTICLE 41 LEGENDS.                                                     51



                                       iii
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               AMENDED AND RESTATED SECURITY AND PURCHASE AGREEMENT

        This Amended and Restated Security and Purchase Agreement is made as of January 24, 2006 by and among LAURUS MASTER FUND, LTD., a Cayman Islands corporation ("Laurus"), ON THE GO HEALTHCARE, INC., a Delaware corporation (the "Company).

                                  BACKGROUND

        On July 14, 2005, Laurus made certain advances available to the Company pursuant to the terms of that certain Security and Purchase Agreement dated as of July 14, 2005 by and between Laurus and the Company
        (the "Original Agreement"); and

        The Company and Laurus have agreed to amend and restate the Original Agreement in the form hereof in order to incorporate certain mutually agreed-to terms;

        Laurus has agreed to continue to make such advances on the terms and conditions set forth in this Amended and Restated Security and Purchase Agreement (this "Agreement").

                                  AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

                                  Article 1

GENERAL DEFINITIONS AND TERMS; RULES OF CONSTRUCTION.

1.1 General Definitions.

        Capitalized terms used in this Agreement shall have the meanings assigned to them in Annex A.

1.2 Accounting Terms.

        Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

1.3 Other Terms.

        All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

1.4 Rules of Construction.

        All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
        The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

1.5 Currency

        All principal, interest and other amounts owing under this Agreement and any Ancillary Agreements, that, in accordance with their terms,
        are to be paid in cash shall be paid in US dollars.   All amounts
        denominated in other currencies shall be converted into the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "Exchange Rate" means, in relation to any amount of currency to be converted into US dollars pursuant to this Agreement and any Ancillary Agreements, the US dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

                                  Article 2

LOAN FACILITY.

2.1 Revolving Loans.

        (a) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make revolving loans (the "Revolving Loans") to Company from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (the "Reserves") and
            (y) an amount equal to (I) the Accounts Availability minus (II) the Reserves. The amount derived at any time from Section 2.1(a)
            (y)(I) minus 2.1(a)(y)(II) shall be referred to as the "Formula Amount." The Company shall execute and deliver to Laurus on the Closing Date the Revolving Note and a Minimum Borrowing Note evidencing the Revolving Loans funded on the Closing Date.

        (b) Notwithstanding the limitations set forth above, if requested by the Company, Laurus retains the right to lend to the Company from time to time such amounts in excess of such limitations as Laurus may determine in its sole discretion.

        (c) The Company acknowledges that the exercise of Laurus' discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability and the Company hereby consents to any such increases or decreases which may limit or restrict advances requested by the Company.

        (d) If any interest, fees, costs or charges payable to Laurus hereunder are not paid when due, the Company shall thereby be deemed to have requested, and Laurus is hereby authorized at its discretion to make and charge to the Company' account, a Loan as of such date in an amount equal to such unpaid interest, fees, costs or charges.

        (e) If the Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, Laurus may to the extent permissible by state and federal law, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Company (or, at Laurus' option, in Laurus' name) and may, but need not, take any and all other actions which Laurus may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Laurus in connection with or as a result of the performance or observance of such agreements or the taking of such action by Laurus shall be charged to the Company' account as a Loan and added to the Obligations. To facilitate Laurus' performance or observance of such covenants by the Company, the Company hereby irrevocably appoints Laurus, or Laurus' delegate, acting alone, as the Company's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Company.

        (f) Laurus will account to the Company monthly with a written statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Laurus shall be deemed final, binding and conclusive unless Laurus is notified by the Company in writing to the contrary within thirty (30) days of the date each account was received by the Company specifying the item or items to which objection is made.

        (g) During the Term, the Company may borrow and prepay Loans in accordance with the terms and conditions hereof.

        (h) If any Eligible Account is not paid by the Account Debtor within ninety (90) days after the date that such Eligible Account was invoiced or if any Account Debtor asserts a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account, (a "Delinquent Account"), the Company shall(i) reimburse Laurus for the amount of the Loans made with respect to such Delinquent Account plus an adjustment fee in an amount equal to one-half of one percent (0.50%) of the gross face amount of such Eligible Account or (ii) immediately replace such Delinquent Account with an otherwise Eligible Account.

2.2 Receivables Purchase.

        Following the occurrence and during the continuance of an Event of Default, Laurus may, at its option, elect to convert the credit facility contemplated hereby to an accounts receivable purchase facility. Upon such election by Laurus (subsequent notice of which Laurus shall provide to Company Agent), the Company shall be deemed to hereby have sold, assigned, transferred, conveyed and delivered to Laurus, and Laurus shall be deemed to have purchased and received from the Company, all right, title and interest of the Company in and to all Accounts which shall at any time constitute Eligible Accounts (the "Receivables Purchase"). All outstanding Loans hereunder shall be deemed obligations under such accounts receivable purchase facility. The conversion to an accounts receivable purchase facility in accordance with the terms hereof shall not be deemed an exercise by Laurus of its secured creditor rights under Article 9 of the UCC and the PPSA. Immediately following Laurus' request, the Company shall execute all such further documentation as may be required by Laurus to more fully set forth the accounts receivable purchase facility herein contemplated, including, without limitation, Laurus' standard form of accounts receivable purchase agreement and account debtor notification letters, but the Company's failure to enter into any such documentation shall not impair or affect the Receivables Purchase in any manner whatsoever.

2.3 Term Loan.

        Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus shall make a term loan (the "Term Loan") to the Company (for the benefit of Companies) in an aggregate principal amount equal to US$500,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in consecutive monthly instalments of principal commencing on December 1, 2005 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default or termination of this Agreement. Principal instalments shall each be in the amount of US$15,625.00 and the final instalment shall be in an amount equal to the unpaid principal balance of the Term Loan plus all accrued and unpaid interest thereon. The Term Loan shall be evidenced by the Secured Convertible Term Note.

                                  Article 3

REPAYMENT OF THE LOANS.

        The Company (a) may prepay the Obligations from time to time in accordance with the terms and provisions of the Notes (and Article 17 hereof if such prepayment is due to a termination of this Agreement);
        (b) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Loans together with accrued and unpaid interest, fees and charges and; (ii) all other amounts owed Laurus under this Agreement and the Ancillary Agreements; and
        (c) subject to Section 2.1(b) and Section 5.2(b) hereof, shall repay on any day on which the then aggregate outstanding principal balance of the Loans are in excess of the Formula Amount at such time, Loans in an amount equal to such excess. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 4:00 pm (New York time) on the due date thereof in immediately available funds.

                                  Article 4

PROCEDURE FOR REVOLVING LOANS.

        The Company may by written notice request a borrowing of Revolving Loans prior to 12:00 noon (New York time) on the Business Day of its request to incur, on the next Business Day, a Revolving Loan.
        Together with each request for a Revolving Loan (or at such other intervals as Laurus may request), the Company shall deliver to Laurus a Borrowing Base Certificate in the form of Exhibit B attached hereto, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of the Company together with all supporting documentation relating thereto. All Revolving Loans shall be disbursed from whichever office or other place Laurus may designate from time to time and shall be charged to the Company' account on Laurus' books. The proceeds of each Revolving Loan made by Laurus shall be made available to the Company on the Business Day following the Business Day so requested in accordance with the terms of this
        Article 4 by way of credit to the applicable Company's operating account maintained with such bank as the Company designated to Laurus. Any and all Obligations due and owing hereunder may be charged to the Company' account and shall constitute Revolving Loans.

                                  Article 5

INTEREST AND PAYMENTS.

5.1 Interest.

        (a) Except as modified by Section 5.1(c) below, the Company shall pay interest at the Contract Rate on the unpaid principal balance of each Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America.

        (b) Interest and payments shall be computed on the basis of actual days elapsed in a year of 360 days. Consistent with the terms of the Loan, Laurus may charge the Company's account for said interest.

        (c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Contract Rate shall automatically be increased as set forth in the Notes (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

        (d) In no event shall the aggregate interest payable hereunder exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate"), and if any provision of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

        (e) The Company shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim or deduction or withholding for any taxes, levies, imposts, deductions, charges or withholdings of whatever kind or nature. If the Company shall be required by law to deduct or withhold any taxes from or in respect of any sum payable hereunder to Laurus, then:

                (i) the sum payable to Laurus shall be increased as necessary so that after making all required deductions and withholdings Laurus receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                (ii) the Company shall make such deductions and withholdings;

                (iii) the Company shall pay the full amount deducted or
                      withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) without duplication of amounts paid under clause (1), the
                     Company shall also pay to Laurus for the account of Laurus, at the time interest is paid, all additional amounts which Laurus specifies as necessary to preserve the after-tax yield Laurus would have received if such taxes had not been imposed.

5.2 Payments; Certain Closing Conditions.

        (a) Closing/Annual Payments. Upon execution of this Agreement by the Company and Laurus, the Company shall pay to Laurus Capital Management, LLC a closing payment in an amount equal to three and nine tenths (3.90%) percent of the Total Investment Amount. Such payment shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

        (b) Overadvance Payment. Without affecting Laurus' rights hereunder in the event the Revolving Loans exceed the Formula Amount (each such event, an "Overadvance"), and Laurus elects to exercise its rights under Section 2.1(b) to make an Overadvance to the Company, all such Overadvances shall bear additional interest at a rate equal to two percent (2%) per month of the amount of such Overadvances for all times such amounts shall be in excess of the Formula Amount. Unless otherwise specified by Laurus in writing, all amounts that are incurred pursuant to this
            Section 5.2(b) shall be due and payable by the Company monthly, in arrears, on the first business day of each calendar month and upon expiration of the Term.

        (c) Financial Information Default. Without affecting Laurus' other rights and remedies, in the event the Company fails to deliver the financial information required by Article 11 on or before the date required by this Agreement, the Company shall pay Laurus an aggregate fee in the amount of US$500.00 per week (or portion thereof) for each such failure until such failure is cured to Laurus' satisfaction or waived in writing by Laurus. All amounts that are incurred pursuant to this Section 5.2(c) shall be due and payable by the Company monthly, in arrears, on the first business of each calendar month and upon expiration of the Term.

        (d) Expenses. The Company shall reimburse Laurus for its expenses (including reasonable legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements, and expenses incurred in connection with Laurus' due diligence review of the Company and its Subsidiaries and all related matters. Amounts required to be paid under this Section 5.2(d) will be paid on the Closing Date and shall not exceed US$52,500 for such expenses referred to in this Section 5.2(d).

                                  Article 6

SECURITY INTEREST.

        (a) To secure the prompt payment to Laurus of the Obligations, the Company hereby assigns, pledges and grants to Laurus a continuing security interest in and Lien upon all of the Collateral. All of the Company's Books and Records relating to the Collateral shall, until delivered to or removed by Laurus, be kept by the Company in trust for Laurus until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by the Company shall be deemed to include the foregoing grant, whether or not the same appears therein. All commercial tort claims of the Company are set forth and described more particularly on Schedule 6(a) hereto.

        (b) the Company hereby (i) authorizes Laurus to file any financing statements, change financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets and personal property of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction and the PPSA, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the UCC and the PPSA for the sufficiency or filing office acceptance of any financing statement, change financing statements, continuation statement or amendment and (ii) ratifies its authorization for Laurus to have filed any initial financial statements, or
            amendments thereto if filed prior to the date hereof.   The
            Company acknowledges that it is not authorized to file any financing statement, change financing statements, discharge statement or amendment or termination statement with respect to any financing statement without the prior written consent of Laurus and agrees that it will not do so without the prior written consent of Laurus which will not be unreasonably withheld, subject to the Company's rights under Section 9-509(d)(2) of the UCC and under the PPSA.

        (c) Reserved.

                                  Article 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Concerning the Collateral.

        The Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Loan and made as of the time of each and every Revolving Loan hereunder) and covenants as follows:

        (a) all of the Collateral (i) is owned by it free and clear of all Liens (including any claims of infringement) except those in Laurus' favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien;

        (b) it shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral or any other assets to anyone other than Laurus and except for Permitted Liens;

        (c) Schedule 7.1(c) lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Schedule 7.1(c)) without Laurus' prior written consent;

        (d) the Liens granted pursuant to this Agreement, upon completion of the filings and other actions listed on Schedule 7.1(d) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to Laurus in duly executed form) constitute valid perfected security interests in all of the Collateral in favour of Laurus as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all of its creditors and purchasers and such security interest is prior to all other Liens in existence on the date hereof;

        (e) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens;

        (f) it shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than US$50,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or
            (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations;

        (g) it shall defend the right, title and interest of Laurus in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Laurus "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Laurus, (ii) the prompt (but in no event later than five (5) Business Days following Laurus' request therefor) delivery to Laurus of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Laurus' interest in Collateral at Laurus' request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or Laurus' respective and several interests in the Collateral;

        (h) it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim acquired by it and unless otherwise consented by Laurus, it shall enter into a supplement to this Agreement granting to Laurus a Lien in such commercial tort claim;

        (i) it shall place notations upon its Books and Records and any of its financial statements to disclose Laurus' Lien in the Collateral;

        (j) if it retains possession of any Chattel Paper or Instrument with Laurus' consent, upon Laurus' request such Chattel Paper and Instruments shall be marked with the following legend: "This writing and obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd." Notwithstanding the foregoing, upon the reasonable request of Laurus, such Chattel Paper and Instruments shall be delivered to Laurus;

        (k) it shall perform in a reasonable time all other steps requested by Laurus to create and maintain in Laurus' favor a valid perfected first Lien in all Collateral subject only to Permitted Liens;

        (l) it shall notify Laurus promptly and in any event within three (3) Business Days after obtaining knowledge thereof (i) of any event or circumstance that, to its knowledge, would cause the Laurus to consider any then existing Account as no longer constituting an Eligible Account; (ii) of any material delay in its performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any material allowances, credits and/or monies granted by it to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any material loss, damage or destruction of any of the Collateral;

        (m) (all Eligible Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors,
            (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of the Company. It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to Laurus in writing;

        (n) it shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. It shall not permit any such items to become a Fixture to real estate or accessions to other personal property;

        (o) it shall maintain and keep all of its Books and Records concerning the Collateral at its executive offices listed in Schedule 12.27;

        (p) it shall maintain and keep the tangible Collateral at the addresses listed in Article 29 hereof, , provided, that it may change such locations or open a new location, provided that it provides Laurus at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than US$50,000 will be located, it executes and delivers to Laurus such agreements deemed reasonably necessary or prudent by Laurus, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Laurus, to adequately protect and maintain Laurus' security interest in such Collateral; and

        (q) it and Laurus have not agreed to postpone the time of attachment of the security interest granted hereunder which shall attach up the execution of this Agreement and, in the case of Collateral acquired after the date hereof, when the Company has rights therein.

                                  Article 8

PAYMENT OF ACCOUNTS.

        (a) The Company will irrevocably direct all of its present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by the Company (the "Canadian Lockboxes") with The Toronto-Dominion Bank or such other financial institution accepted by Laurus in writing as may be selected by the Company (the "Canadian Lockbox Bank") pursuant to the terms of the certain agreements among one or more Companies, Laurus and/or the Canadian Lockbox Bank dated as of July 14, 2005. On or prior to the Closing Date, the Company shall and shall cause the Canadian Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Canadian Lockbox Bank agrees to:
            (a) sweep the Canadian Lockbox as required to pay amounts due and payable on the Notes, as provided therein, and deposit all checks received therein to lockboxes maintained by the Company (the "US Lockboxes") with The Toronto-Dominion Bank or such other financial institution accepted by Laurus in writing as may be selected by the Company (the "US Lockbox Bank") pursuant to the terms of the certain agreements among one or more Companies, Laurus and/or the US Lockbox Bank dated as of July 14, 2005, and (b) comply only with the instructions or other directions of Laurus concerning the Canadian Lockbox. On or prior to the Closing Date, the Company shall and shall cause the US Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the US Lockbox Bank agrees to: (a) sweep the US Lockbox as required to pay amounts due and payable on the Notes, as provided therein, and deposit all checks received therein to an account designated by Laurus in writing and (b) comply only with the instructions or other directions of Laurus concerning the US Lockbox. All of the Company's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of the Company or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Canadian Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, the Company receives any payments, the Company shall immediately remit such payments to Laurus in their original form with all necessary endorsements. Until so remitted, the Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property.

        (b) At Laurus' election, following the occurrence of an Event of Default which is continuing, Laurus may notify the Company's Account Debtors of Laurus' security interest in the Accounts, collect them directly and charge the collection costs and expenses thereof to Company's and the Eligible Subsidiaries joint and several account.

                                  Article 9

COLLECTION AND MAINTENANCE OF COLLATERAL.

        (a) Laurus may verify the Company's Accounts from time to time, but not more often than once every three (3) months, unless an Event of Default has occurred and is continuing, or Laurus believes that such verification is necessary to preserve or protect the Collateral utilizing an audit control company or any other agent of Laurus.

        (b) Proceeds of Accounts received by Laurus will be deemed received on the Business Day after Laurus' receipt of such proceeds in good funds in dollars of the United States of America to an account designated by Laurus. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

        (c) As Laurus receives the proceeds of Accounts of the Company, it shall (i) apply such proceeds, as required, to amounts outstanding under the Notes, and (ii) remit all such remaining proceeds (net of interest, fees and other amounts then due and owing to Laurus hereunder) to the Company (for the benefit of the applicable Companies) upon request (but no more often than twice a week). Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Laurus, at its option, may
            (a) apply such proceeds to the Obligations in such order as Laurus shall elect, (b) hold all such proceeds as cash collateral for the Obligations and the Company hereby grants to Laurus a security interest in such cash collateral amounts as security for the Obligations and/or (c) do any combination of the foregoing.

                                  Article 10

INSPECTIONS AND APPRAISALS.

        At all times during normal business hours, Laurus, and/or any agent of Laurus shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of the Company's properties and the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from the Company's Books and Records, including management letters prepared by the Accountants, and (c) discuss with the Company's directors, principal officers, and independent accountants, the Company's business, assets, liabilities, financial condition, results
        of operations and business prospects.   The Company will deliver to
        Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for the Company. If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants selected by Laurus review the same. .

                                  Article 11

FINANCIAL REPORTING.

        The Company will deliver, or cause to be delivered, to Laurus the following, which shall be in form and detail acceptable to Laurus:

        (a) Within ninety (90) days after the end of each fiscal year of the Company unless the Company files a NT with the Securities and Exchange Commission and, in that case, on the date the Company files its financial statements the SEC, the Company's audited financial statements with a report of independent certified public accountants of recognized standing selected by the Company (the "Accountants"), which annual financial statements shall comply with the rules and regulations of the SEC and GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Company's President, Chief Executive Officer or Chief Financial Officer stating, to that Officer's knowledge, that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

        (b) As soon as available and in any event within forty five (45) days after the end of each quarter unless the Company files a NT with the Securities and Exchange Commission and, in that case, on the date the Company files its financial statements the SEC, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company as at the end of and for such quarter and for the year to date period then ended, prepared consistent with the rules and regulations of the SEC and GAAP and accompanied by a certificate of the Company's President, Chief Executive Officer or Chief Financial Officer, stating to that Officer's knowledge (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

        (c) Within fifteen (15) days after the end of each month (or more frequently if Laurus so requests), agings of the Company's Accounts, unaudited trial balances and their accounts payable and a calculation of the Company's Accounts, Eligible Accounts, provided, however, that if Laurus shall request the foregoing information more often than as set forth in the immediately preceding clause, the Company shall have fifteen (15) days from each such request to comply with Laurus' demand; and

        (d) Promptly after (i) the filing thereof, copies of the Company's most recent registration statements and annual, quarterly, monthly or other regular reports which the Company files with the Securities and Exchange Commission (the "SEC"), and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders.

        (e) If any documents required to be delivered pursuant to this
            Section 11 are filed on EDGAR, they shall be deemed delivered to Laurus.

                                  Article 12

ADDITIONAL REPRESENTATIONS AND WARRANTIES.

        The Company hereby represents and warrants to Laurus as follows:


12.1 Organization, Good Standing and Qualification.

        The Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each of its
        Subsidiaries has the corporate, limited liability company or
        partnership, as the   case may be, power and authority to own and
        operate its properties and assets and, insofar as it is or shall be a party thereto, to (i) execute and deliver this Agreement and the Ancillary Agreements, (ii) to issue the Notes and the shares of Common Stock issuable upon conversion of the Minimum Borrowing Note and the Secured Convertible Term Note (the "Note Shares"),
        (iii) to issue the Warrants and the shares of Common Stock issuable upon conversion of the Warrants (the "Warrant Shares"), and to (iv) carry out the provisions of this Agreement and the Ancillary Agreements and to carry on its business as presently conducted. The Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

12.2 Subsidiaries.

        Each of its direct and indirect Subsidiaries, the direct owner of each such Subsidiary and its percentage ownership thereof, is set forth on Schedule 12.2.

12.3 Capitalization; Voting Rights.

        (a) The authorized capital stock of the Company, as of January 12, 2006 consists of 100,000,000 shares of common stock par value US$0.0001, of which 6,100,393 are issued and outstanding, and 1,000,000 are shares of preferred stock, par value US$0.01 per share of which 279,134 shares of preferred stock are issued and outstanding.
            The authorized, issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 12.3.

        (b) Except as disclosed on Schedule 12.3, other than: (i) the shares reserved for issuance under the Company's stock option plans; and
            (ii) shares which may be issued pursuant to this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on
            Schedule 12.3, neither the offer or issuance of any of the Notes or the Warrants, or the issuance of any of the Note Shares or the Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

        (c) All issued and outstanding shares of the Company's Common Stock:
            (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

        (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter"). The Note Shares and the Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

12.4 Authorization; Binding Obligations.

        All actions on the Company's and its Subsidiaries' part (including their respective officers and directors) necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all of its and its Subsidiaries' obligations hereunder and under the Ancillary Agreements on the Closing Date and, the authorization, issuance and delivery of the Notes and the Warrant has been taken or will be taken prior to the Closing Date. This Agreement and the Ancillary Agreements, when executed and delivered and to the extent it is a party thereto, will be each of the Company's and its Subsidiaries' valid and binding obligations enforceable against the Company and its Subsidiary in accordance with their terms, except:

        (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

        (b) general principles of equity that restrict the availability of equitable or legal remedies.

        (c) The issuance of the Notes and the subsequent conversion of the Minimum Borrowing Note and the Secured Convertible Term Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

12.5 Liabilities.

        Neither the Company nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

12.6 Agreements; Action.

        Except as set forth on Schedule 12.6 or as disclosed in any Exchange Act Filings:

        (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of US$50,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from it (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's or any of its Subsidiaries' products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

        (b) Since December 31, 2005 (the "Balance Sheet Date") neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of US$50,000 or, in the case of indebtedness and/or liabilities individually less than US$50,000, in excess of US$100,000 in the aggregate; (iii) made any loans or advances to any Person not in excess, individually or in the aggregate, of US$100,000, other than ordinary advances for travel expenses;
            or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its Inventory in the ordinary course of business.

        (c) For the purposes of subsections (a) and (b) of this Section 12.6, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons it or any of its applicable Subsidiaries has reason to believe are affiliated therewith or with any Subsidiary thereof) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

        (d) the Company maintains disclosure controls and procedures ("Disclosure Controls") designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the SEC.

        (e) the Company makes and keeps books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets. It maintains internal control over financial reporting ("Financial Reporting Controls") designed by, or under the supervision of, its principal executive and principal financial officers, and effected by its board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that:

                  (i) transactions are executed in accordance with management's general or specific authorization;

                 (ii) unauthorized acquisition, use, or disposition of the
                      Company's assets that could have a material effect on the financial statements are prevented or timely detected;

                (iii) transactions are recorded as necessary to permit
                      preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of the Company's management and board of directors;

                 (iv) transactions are recorded as necessary to maintain
                      accountability for assets; and

                  (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

        (f) To the Company's knowledge, there is no material weakness in any of the Company's Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

12.7 Obligations to Related Parties.

        Except as described in the Company's SEC filings or set forth on
        Schedule 12.7, neither the Company nor any of its Subsidiaries has any obligations to their respective officers, directors, stockholders or employees other than:

        (a) for payment of salary for services rendered and for bonus payments;

        (b) reimbursement for reasonable expenses incurred on its or its Subsidiaries' behalf;

        (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by its and its Subsidiaries' Board of Directors, as applicable); and

        (d) obligations listed in its and each of its Subsidiary's financial statements or disclosed in any of the Company's Exchange Act Filings.

        Except as described in the Company's SEC filings or set forth on
        Schedule 12.7, none of the Company's officers, directors or, to the best of its knowledge, key employees or 10% or greater stockholders, any of its Subsidiaries or any members of their immediate families, are indebted to it or any of its Subsidiaries, individually or in the aggregate, in excess of US$60,000 or have any direct or indirect ownership interest in any Person with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, other than passive investments in publicly traded companies (representing less than one percent (1%) of the Company). Except as described in the Company's SEC filings or set forth on Schedule 12.7, none of its officers, directors or 10% or greater stockholders, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such Person. Except as described in the Company's SEC filings or set forth on Schedule 12.7, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

12.8 Changes.

        Since December 31, 2005, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Ancillary Agreements, there has not been:

        (a) any change in the Company's or any of its Subsidiaries' business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

        (b) any resignation or termination of any of the Company's or its Subsidiaries' officers, key employees or groups of employees;

        (c) any material change, except in the ordinary course of business, in the Company's or any of its Subsidiaries' contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

        (d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

        (e) any waiver by the Company's or any of its Subsidiaries of a valuable right or of a material debt owed to it;

        (f) any direct or indirect material loans made by the Company or any of its Subsidiaries to any of its or any of its Subsidiaries' stockholders, employees, officers or directors, other than advances made in the ordinary course of business;

        (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

        (h) any declaration or payment of any dividend or other distribution of the Company's or any of its Subsidiaries' assets;

        (i) any labor organization activity related to the Company or any of its Subsidiaries;

        (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

        (k) any sale, assignment or transfer of any Intellectual Property or other intangible assets;

        (l) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

        (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

        (n) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) of this Section 12.8.

12.9 Title to Properties and Assets; Liens, Etc.

        Except as set forth on Schedule 12.9, the Company and each of its Subsidiaries has good and marketable title to their respective properties and assets, and good title to its leasehold interests, in each case subject to no Lien, other than Permitted Liens.

        All facilities, Equipment, Fixtures, vehicles and other properties owned, leased or used by the Company or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 12.9, the Company and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

12.10 Intellectual Property.

        (a) The Company and each of its Subsidiaries owns or possesses sufficient legal rights to all Intellectual Property necessary for their respective businesses as now conducted and, to their knowledge as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to Company's or any of its Subsidiary's Intellectual Property, nor is its or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

        (b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the Intellectual Property or other proprietary rights of any other Person, nor is the Company or any of its Subsidiaries aware of any basis therefor.

        (c) Neither the Company nor any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by it or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to it or any of its Subsidiaries.

12.11 Compliance with Other Instruments.

        Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements to which it is a party, and the issuance of the Notes and the other Securities each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of its or any of its Subsidiary's properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or any of its Subsidiaries, their businesses or operations or any of their assets or properties.

12.12 Litigation.

        Except as set forth on Schedule 12.12, there is no action, suit, proceeding or investigation pending or, to its knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the Ancillary Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or could result in any change in its or any of its Subsidiaries' current equity ownership, nor is it aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

12.13 Tax Returns and Payments.

        The Company and each of its Subsidiaries has timely filed all tax returns (federal, state, provincial and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company and each of its Subsidiaries on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 12.13, neither the Company nor any of its Subsidiaries has been advised:

        (a) that any of its returns, federal, state, provincial or other, have been or are being audited as of the date hereof; or

        (b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state, provincial or other taxes.

        Neither the Company nor any of its Subsidiaries has any knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

12.14 Employees.

        Except as set forth on Schedule 12.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to its knowledge, threatened with respect to it or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 12.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement for its executive officers. To its knowledge, none of its or any of its Subsidiaries' employees, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by it or any of its Subsidiaries; and to its knowledge the continued employment by it and its Subsidiaries of their present employees, and the performance of its and its Subsidiaries contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its or any of its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to it or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with it or any of its Subsidiaries, none of its or any of its Subsidiaries' employees has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with it or any of its Subsidiaries. Except as set forth on Schedule 12(n), neither the Company nor any of its Subsidiaries is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with it or any of its Subsidiaries, as applicable, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

12.15 Registration Rights and Voting Rights.

        Except as set forth on Schedule 12.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of its or any of its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on
        Schedule 12.15 and except as disclosed in Exchange Act Filings, to its knowledge, none of its or any of its Subsidiaries' stockholders has entered into any agreement with respect to its or any of its Subsidiaries' voting of equity securities.

12.16 Compliance with Laws; Permits.

        Neither the Company nor any of its Subsidiaries is in violation, as applicable, of the Sarbanes-Oxley Act of 2002, any applicable Canadian corporate governance law or any SEC related regulation or rule or any rule of the Principal Market promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Ancillary Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing Date, as will be filed in a timely manner. The Company and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

12.17 Environmental and Safety Laws.

        Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on
        Schedule 12.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to its knowledge, by any other Person on any property owned, leased or used by it or any of its Subsidiaries.
        For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

        (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; and

        (b) any petroleum products or nuclear materials.

12.18 Valid Offering.

        Assuming the accuracy of the representations and warranties of Laurus contained in this Agreement and the securities are issued as contemplated by this Agreement, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.


12.19 Full Disclosure.

        The Company and each of its Subsidiaries has provided Laurus with all information requested by Laurus in connection with Laurus' decision to enter into this Agreement. Neither this Agreement, the Ancillary Agreements nor the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading., Any financial projections and other estimates provided to Laurus by the Company or any of its Subsidiaries were based on its and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which it or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

12.20 Insurance.

        The Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverage which it believes are customary for companies similarly situated to it and its Subsidiaries in the same or similar business.

12.21 SEC Reports and Financial Statements.

        Except as set forth on Schedule 12.21, the Company and each of its Subsidiaries has filed all proxy statements, reports and other
        documents required to be filed by it under the Exchange Act.   The
        Company has made available or furnished Laurus with copies of:
        (i) its Annual Report on Form 10-KSB for its fiscal years ended July 31, 2005; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended October 31, 2005, and the Form 8-K filings which it has made during its fiscal year 2006 to date (collectively, the "SEC Reports"). Except as set forth on Schedule 12.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
        (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and cash flows of the Company and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

12.22 Listing.

        The Company's Common Stock is listed or quoted, as applicable, on the Principal Market and satisfies all requirements for the continuation of such listing or quotation, as applicable, and the Company shall do all things necessary for the continuation of
        such listing or quotation, as applicable.   The Company has not
        received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable.

12.23 No Integrated Offering.

        Neither it, nor any of its Subsidiaries nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Ancillary Agreement to be integrated with prior offerings by it for purposes of the Securities Act which would prevent it from issuing the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will it or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

12.24 Stop Transfer.

        The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by law.

12.25 Dilution.

        It specifically acknowledges that the Company's obligation to issue the shares of Common Stock upon conversion of the Minimum Borrowing Note and the Secured Convertible Term Note and exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

12.26 Patriot Act.

        It certifies that, to the best of its knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. It hereby acknowledges that Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, it hereby represents, warrants and covenants that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to Laurus has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to Laurus, to the extent that they are within its or any such Subsidiary's control shall cause Laurus to be in violation of the United States Bank
        Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 or the Canadian Proceeds of Crime (Money Laundering) and Terrorist Financing Act.
        It shall promptly notify Laurus if any of these representations, warranties and covenants ceases to be true and accurate regarding it or any of its Subsidiaries. It shall provide Laurus with any additional information regarding it and each Subsidiary thereof that Laurus deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. It understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties and covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in it. It further understands that Laurus may release confidential information about it and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if Laurus, in its sole discretion, determines that it is in the best interests of Laurus in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

12.27 Company Name; Locations of Offices, Records and Collateral.

        Schedule 12.27 sets forth the Company's name as it appears in official filings in the state of its organization, the type of entity of the Company, the organizational identification number issued by the Company's state of organization or a statement that no such number has been issued, the Company's state of organization, and the location of the Company's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such
        Schedule 12.27, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Schedule 12.27 or described in its Exchange Act filings, the Company has not been known as or conducted business
        in any other name.   The Company is incorporated in Delaware.

12.28 ERISA.

        To the extent subject thereto, the Company, based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries, to the extent subject thereto, has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) to the extent subject thereto, the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary's employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.
..

12.29 The Company and its Subsidiaries maintains or contributes to any Canadian Pension Plan.

                                  Article 13

COVENANTS.

        The Company covenants and agrees with Laurus as follows:

13.1 Stop-Orders.

        It shall advise Laurus, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Companyfor offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

13.2 Listing.

        It shall promptly secure the listing or quotation, as applicable, of the shares of Common Stock issuable upon conversion of the Minimum Borrowing Note and the Secured Convertible Term Note and
        exercise of the Warrants on the Principal Market upon which shares of Common Stock are listed or quoted, as applicable, (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so
        listed or quoted, as applicable.   the Companyshall maintain the
        listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

13.3 Reserved.


13.4 Reporting Requirements.

        It shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination until at least such time as this Agreement terminates.

13.5 Use of Funds.

        It shall use the proceeds of the Loans for general working capital purposes and to fund an inter-company loan to the Eligible Subsidiary and to acquire Infinity Technologies Inc. only and to pay off a debt to Dutchess.

13.6 Access to Facilities.

        It shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Laurus (or any successor of Laurus), upon reasonable notice and during normal business hours at Company's expense, and accompanied by a representative of the Company(provided that no such prior notice shall be required to be given and no such representative shall be required to accompany Laurus in the event Laurus believes such access is necessary to preserve or protect the Collateral or following the occurrence and during the continuance of an Event of Default), to:

        (a) visit and inspect any of its or any such Subsidiary's properties;

        (b) examine its or any such Subsidiary's corporate and financial records (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

        (c) discuss its or any such Subsidiary's affairs, finances and accounts with its or any such Subsidiary's directors, officers and Accountants.

        Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall provide any material, non-public information to Laurus unless Laurus signs a confidentiality agreement and otherwise complies with Regulation FD and insider trading laws, under the federal securities laws.

13.7 Taxes.

        It shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon it and its Subsidiaries' income, profits, property or business, as the case may be; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the Lien priority of Laurus in the Collateral, and (iii) if it and/or such Subsidiary, as applicable, shall have set aside on its and/or such Subsidiary's books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that it shall, and shall cause each of its Subsidiaries to, pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

13.8 Insurance.

        It shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. The Company and each of its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as it and its Subsidiaries; and it and its Subsidiaries shall maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which it and/or such Subsidiary thereof reasonably believes is customary for companies in similar business similarly situated as it and its Subsidiaries and to the extent available on commercially reasonable terms. The Company and each of its Subsidiaries will cause Laurus to be named as first loss payee or additional insured on all of the policies of insurance relating to the assets pledged to Laurus as security for its obligations hereunder and under the Ancillary Agreements. At its own cost and expense in amounts and with carriers reasonably acceptable to Laurus, the Company and each of its Subsidiaries shall (i) keep all their insurable properties and properties in which they have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to it or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to it and its Subsidiaries' insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to its or any of its Subsidiaries assets or funds either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets;
        (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or any of its Subsidiaries is engaged in business; and (v) furnish Laurus with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting its and its Subsidiaries' workers' compensation policy, endorsements to such policies naming Laurus as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Laurus, naming Laurus as lenders loss payee, and
        (z) evidence that as to Laurus the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any of its Subsidiaries and the insurer will provide Laurus with at least thirty (30) days notice prior to cancellation. It shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Laurus and not to the Company or any of its Subsidiaries and Laurus jointly. If any insurance losses are paid by check, draft or other instrument payable to the Company and/or any of its Subsidiaries and Laurus jointly, Laurus may endorse, as applicable, the Company's and/or any of its Subsidiaries' name thereon and do such other things as Laurus may deem advisable to reduce the same to cash. Laurus is hereby authorized to adjust and compromise claims. All loss recoveries received by Laurus upon any such insurance may be applied to the Obligations, in such order as Laurus in its sole discretion shall determine or shall otherwise be delivered to the Companyfor the benefit of the applicable Company and/or its Subsidiaries. Any surplus shall be paid by Laurus to the Companyfor the benefit of the applicable
        Company and/or its Subsidiaries, or applied as may be otherwise required by law. Any deficiency thereon shall be paid, as applicable, by Companies and their Subsidiaries to Laurus, on demand.

13.9 Intellectual Property.

        It shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

13.10 Properties.

        It shall, and shall cause each of its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and it shall, and shall cause each of its Subsidiaries to, at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

13.11 Confidentiality.

        It shall not, and shall not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of Laurus, unless expressly agreed to by Laurus or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company and its Subsidiaries may disclose Laurus' identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

13.12 Required Approvals.

        It shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Laurus, (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than the Company's indebtedness to Laurus and as set forth on Schedule 13.12 attached hereto and made a part hereof; (ii) cancel any debt owing to it in excess of US$50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by it or its Subsidiaries for deposit or collection or similar transactions in the ordinary course of business;
        (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its or its Subsidiaries' Stock outstanding on the date hereof, or issue any preferred stock; (v) purchase or hold beneficially any Stock (except stock issued pursuant to the Vital Baby Transaction, upon the terms and subject to the conditions disclosed to Laurus on the date hereof and set forth on the Company's 8-K filing dated
        July 5, 2005) or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to its and its Subsidiaries' officers and employees not exceeding at any one time an aggregate of US$10,000, and (z) loans to its existing Subsidiaries so long as such Subsidiaries are designated as either a co-borrower hereunder or has entered into such guaranty and security documentation required by Laurus, including, without limitation, to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Schedule 12.2 unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Laurus as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Laurus, including, without limitation, to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations; (vii) directly or indirectly, prepay any indebtedness (other than to Laurus and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Laurus and in the ordinary course of business) except to make scheduled payments of principal and interest thereof; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it, unless (1) the Company is the surviving entity of such merger or consolidation, (2) no Event of Default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) the Company shall have provided Laurus copies of all documentation relating to such merger or consolidation and (4) the Company shall have provided Laurus with at least thirty (30) days' prior written notice of such merger or consolidation; (ix) materially change the nature of the business in which it is presently engaged; (x) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict its or any of its Subsidiaries' right to perform the provisions of this Agreement or any of the Ancillary Agreements; (xi) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Laurus except as required by GAAP or in the tax reporting treatment or except as required by law; (xii) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; (xiii) bill Accounts under any name except the present name of the Company and its other trade names; or (xiv) sell, lease, transfer or otherwise dispose of any of its properties or assets, or any of the properties or assets of its Subsidiaries, except for (1) routine leases in the ordinary course of business; (2) the sale of Inventory in the ordinary course of business and (3) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or (y) following the occurrence of an Event of Default which continues to exist, the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

13.13 Reissuance of Securities.

        The Company shall reissue certificates representing the Securities without the legends set forth in Article 39 below at such time as:

        (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act if the holder otherwise complies with Rule 144(k); or

        (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

        The Company agrees to cooperate with Laurus in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive the representations and information necessary for a Rule 144 sale from Laurus and its broker.

13.14 Opinion.

        On the Closing Date, it shall deliver to Laurus an opinion acceptable
        to Laurus from  the Company's legal counsel.   The Company will
        provide such other legal opinions in the future as are reasonably necessary for the conversion of the Minimum Borrowing Note and the Secured Convertible Term Note and the exercise of the Warrants if Laurus provides the appropriate documentation and representations to support such legal opinions.

13.15 Legal Name, etc.

        It shall not, without providing Laurus with 30 days prior written notice, change (i) its name as it appears in the official filings in the jurisdiction of its organization, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its jurisdiction of organization, (iv) its jurisdiction of organization or (v) amend its certificate of incorporation, by-laws or other organizational document.

13.16 Compliance with Laws.

        The operation of each of its and each of its Subsidiaries' business is and shall continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety and environmental matters.

13.17 Notices.

        The Company and each of its Subsidiaries shall promptly inform Laurus in writing of: (i) to its knowledge, the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which could reasonably be expected to have singly or in the aggregate, a Material Adverse Effect; (ii) any change which has had, or could reasonably be expected to have, a Material Adverse Effect; (iii) to the Company's knowledge, any Event of Default or Default in contracts entered into by the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and (iv) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its or any such Subsidiary's properties may be bound the breach of which would have a Material Adverse Effect.

13.18 Margin Stock.

        It shall not permit any of the proceeds of the Loans made hereunder to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

13.19 Offering Restrictions.

        Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or registered or restricted stock or stock options granted to its employees, directors or consultants, neither the Company nor any of its Subsidiaries shall, prior to the full repayment or conversion of the Minimum Borrowing Note and the Secured Convertible Term Note (together with all accrued and unpaid interest and fees related thereto), (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).

13.20 Authorization and Reservation of Shares.

        The Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Minimum Borrowing Note and the Secured Convertible Term Note and exercise of the Warrants.

13.21 Financing Right of First Refusal.

        (a) It hereby grants to Laurus a right of first refusal for two years from the date of this Agreement to provide any Additional Financing (as defined below) to be issued by the Company and/or any of its Subsidiaries (the "Additional Financing Parties"), subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Additional Financing Parties (an "Additional Financing"), the Company shall notify Laurus of such Additional Financing. In connection therewith, the Company shall submit a fully negotiated term sheet, substantially in final form (a "Proposed Term Sheet"), to Laurus setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Additional Financing Parties. Laurus shall have the right, but not the obligation, to deliver to the Company its own proposed term sheet (the
            "Laurus Term Sheet") setting forth the terms and conditions upon which Laurus would be willing to provide such Additional Financing to the Additional Financing Parties. The Laurus
            Term Sheet shall contain terms no less favorable to the
            Additional Financing Parties than those outlined in Proposed
            Term Sheet.  Laurus shall deliver to  the Company the Laurus
            Term Sheet within  three (3) Business Days of receipt of each such Proposed Term Sheet.  If the provisions of the Laurus
            Term Sheet are at least as favorable to the Additional Financing Parties as the provisions of the Proposed Term Sheet, the Additional Financing Parties shall enter into and consummate the Additional Financing transaction outlined in the Laurus Term
            Sheet.   Notwithstanding the foregoing, the Company shall not be
            obligated to enter into any Additional Financing with Laurus or any third party whether or not Laurus exercises the right of first refusal, but may instead elect not to consummate any such Additional Financing.

        (b) It shall not, and shall not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any Person which limits the ability of Laurus to consummate an Additional Financing with it or any of its Subsidiaries.

13.22 Additional Investment.

        It agrees and acknowledges that Laurus shall have the right (at its sole option), on or prior to the date which is 270 calendar days following the Closing Date, to provide to the Company additional financing in an aggregate principal amount of up to US$2,200,000 on the same terms and conditions (including, without limitation, the same interest rate, the Fixed Conversion Price (as defined in each Note) then in effect, proportionate warrant coverage (at the same exercise prices, a proportionate amortization schedule, etc.) set forth in this Agreement and the Ancillary Agreements. Laurus will notify the Company in writing fifteen (15) days prior to issuing additional financing pursuant to this section 13.22.

                                  Article 14

FURTHER ASSURANCES.

        At any time and from time to time, upon the written request of Laurus and at the sole expense of Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Laurus may request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Laurus' rights in the Collateral and under this Agreement or any Ancillary Agreement, and/or (c) to enable Laurus to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

                                  Article 15

REPRESENTATIONS, WARRANTIES AND COVENANTS OF LAURUS.

        Laurus hereby represents, warrants and covenants to the Company as follows:

15.1 Requisite Power and Authority.

        Laurus has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions. All corporate action on Laurus' part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been or will be effectively taken prior to the Closing Date.
        Upon their execution and delivery and during the term of this Agreement, this Agreement and the Ancillary Agreements shall be valid and binding obligations of Laurus, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

15.2 Investment Representations.

        Laurus understands that the Securities are being offered pursuant to an exemption from registration contained in the Securities Act based in part upon Laurus' representations contained in this Agreement, including, without limitation, that Laurus is an "accredited investor" within the meaning of Regulation D under the Securities Act. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Notes and Warrants to be issued to it under this Agreement and the Securities acquired by it upon the conversion Minimum Borrowing Note and the Secured Convertible Term of the Note and warrants.

15.3 Laurus Bears Economic Risk.

        Laurus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Laurus will bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available. Laurus acknowledges that the investment contemplated by this Agreement and the Ancillary Agreements is speculative and involves a high degree of risk.

15.4 Investment for Own Account.

        Laurus is acquiring the securities as a principal for its own account and not with a view to or for distributing or reselling such securities or any part thereof, has no present intention of distributing any of such securities and has no arrangement or understanding with any other persons regarding the distribution of such securities. Laurus is acquiring the securities hereunder in the ordinary course of its business. Laurus does not have any agreement or understanding, directly or indirectly, with any entity or person to distribute any of the securities.

15.5 Laurus Can Protect Its Interest.

        Laurus represents that by reason of its, or of its management's, business and financial experience, Laurus has the capacity to evaluate the merits and risks of its investment in the Notes, and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Ancillary Agreements.
        Further, Laurus is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Ancillary Agreements.

15.6 Accredited Investor.

        Laurus represents that it is an accredited investor within the
        meaning of Regulation D under the Securities Act.   Laurus is not
        required to be registered as a broker-dealer under Section 15 of the Exchange Act.

15.7 Shorting.

        Neither Laurus nor any of its Affiliates or investment partners has, will, or will cause any Person, to directly engage in "short sales" of the Company's Common Stock during the term of this Agreement or for as long as the Minimum Borrowing Note shall be outstanding, whichever is longer.

15.8 Patriot Act.

        Laurus certifies that, to the best of Laurus' knowledge, Laurus has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Laurus hereby represents, warrants and covenants that: (i) none of the cash or property that Laurus will use to make the Loans has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no disbursement by Laurus to the Company to the extent within Laurus' control, shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 or the Canadian Proceeds of Crime (Money Laundering) and Terrorist Financing Act. Laurus shall promptly notify the Company if any of these representations ceases to be true and accurate regarding Laurus. Laurus agrees to provide the Company any additional information regarding Laurus that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Laurus understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in the Company. Laurus further understands that the Company may release information about Laurus and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

15.9 Limitation on Acquisition of Common Stock.

        Notwithstanding anything to the contrary contained in this Agreement, any Ancillary Agreement, or any document, instrument or agreement entered into in connection with any other transaction entered into by and between Laurus and the Company (and/or Subsidiaries or Affiliates of the Company), Laurus shall not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such options, warrants, conversion or other rights shall not be exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to Laurus not to qualify as portfolio interest, within the meaning of
        Section 881(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under
        Section 871(h)(3)(C) of the Code (the "Stock Acquisition Limitation"). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company's delivery to Laurus of a Notice of Redemption (as defined in the Notes) or (b) the existence of an Event of Default at a time when the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Minimum Borrowing
        Note and the Secured Convertible Term Note).

15.10 Reserved.

15.11 Laurus acknowledges that the Company has discussed its Vital Baby Transaction with Laurus and the transaction as contemplated by the Company will not violate this Agreement or the Ancillary agreements. Additionally, Laurus waives all notice provisions relating to the Vital Baby Transaction and by entering into this Agreement acknowledges that the Vital Baby Transaction will not cause an Event of Default or other breach of this Agreement of the Ancillary Agreements.

15.12 The execution, delivery and performance of this Agreement by Laurus and the consummation by Laurus of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of Laurus' charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Laurus is a party or by which Laurus' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Laurus or by which any property or asset of Laurus is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Laurus' ability to perform its obligations under this Agreement.

15.13 Laurus understands that the securities issued pursuant to this Agreement and the Ancillary Agreements must be held as required by applicable law unless such securities are registered under the Securities Act or an exemption from registration is available. Laurus acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that Laurus has been advised that Rule 144 permits resales only under certain circumstances. Laurus understands that to the extent that Rule 144 is not available, Laurus will be unable to sell any securities without either registration under the Securities
      Act or the existence of another exemption from such registration requirement.

15.14 Laurus understands that the securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Laurus set forth herein in order to determine the applicability of such exemptions and the suitability of Laurus to acquire the securities.

15.15 Laurus has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with this Agreement or the Ancillary Agreements.

15.16 Laurus is not purchasing the securities as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

15.17 Laurus will comply with Regulation M under the Exchange Act.

                                  Article 16

POWER OF ATTORNEY.

        The Company hereby appoints Laurus as the Company's attorney, with power to: (i) endorse the Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that come into Laurus' possession consistent with this Agreement and the Ancillary Agreements; (ii) sign the Company's name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other public records relating to any Accounts, verifications of Account and notices to or from Account Debtors; (iii) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors, however Laurus will notify the Company in writing prior to contacting any of its customers or clients and will use its best efforts to maintain the Company's goodwill with its customers and clients;
        (iv) do all things reasonably necessary to carry out this
        Agreement, any Ancillary Agreement and all related documents;
        and (v) on or after the occurrence and during the continuation of an Event of Default, notify the post office authorities to change the address for delivery of the Company's mail to an address designated by Laurus, and to receive and open mail addressed to the Company however any mail not relating to the Accounts will
        immediately be forwarded to the Company.    Neither Laurus, nor
        the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied or the Agreement terminates, whichever is later.

                                  Article 17

TERM OF AGREEMENT.

        Laurus' agreement to make Loans and extend financial accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Term. At Laurus' election following the occurrence of an Event of Default, Laurus may terminate this Agreement upon written notice to the Company. The termination of the Agreement shall not affect any of Laurus' rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been irrevocably disposed of, concluded or liquidated. Notwithstanding the foregoing, Laurus shall release its security interests at any time after thirty (30) days notice upon irrevocable payment to it of all Obligations if the Company shall have (i) provided Laurus with an executed release of any and all claims which the Company may have or thereafter have under this Agreement and all Ancillary Agreements and (ii) paid to Laurus an early payment fee in an amount equal to (1) five percent (5.0%) of the Total Investment Amount if such payment occurs prior to the first anniversary of the Closing Date, (2) four percent
        (4.0%) of the Total Investment Amount if such payment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date and (3) three percent
        (3.0%) of the Total Investment Amount if such termination occurs thereafter during the Term; such fee being intended to compensate Laurus for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall be due and payable jointly and severally by the Company to Laurus upon termination by acceleration of this Agreement by Laurus due to the occurrence and continuance of an Event of Default.

                                  Article 18

TERMINATION OF LIEN.

        The Liens and rights granted to Laurus hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Company's account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been indefeasibly paid or performed in full after the termination of this Agreement.
        Laurus shall not be required to send termination statements to the Company, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations indefeasibly paid in full in immediately available funds.

                                  Article 19
EVENTS OF DEFAULT.

        The occurrence of any of the following shall constitute an "Event of Default":

        (a) failure to make payment of any of the Obligations when required hereunder, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due;

        (b) failure by the Company or any of its Subsidiaries to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the Company's and/or such Subsidiary's books;

        (c) failure to perform under, and/or committing any breach of, in any material respect, this Agreement or any covenant contained herein, which failure or breach shall continue without remedy for a period of fifteen (15) days after the occurrence thereof;

        (d) any representation, warranty or statement made by the Company or any of its Subsidiaries hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should prove to be false or misleading in any material respect on the date as of which made or deemed made;

        (e) the occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its Subsidiaries beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

        (f) attachments or levies in excess of US$50,000 in the aggregate are made upon the Company's assets or a judgment is rendered against the Company's property involving a liability of more than US$50,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

        (g) any change in the Company's or any of its Subsidiary's condition or affairs (financial or otherwise) which in Laurus' reasonable, good faith opinion, could reasonably be expected to have a Material Adverse Effect;

        (h) any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

        (i) the Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the Canadian federal (including without limitation, the Bankruptcy and Insolvency Act (Canada) or the Company Creditors Arrangement Act) bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent,
            (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within ten (10) days of the filing thereof, or failure to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

        (j) the Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

        (k) the Company or any of its Subsidiaries directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of the Company or any interest therein, except as permitted herein;

        (l) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
            Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Company (other than a "Person" or "group" that beneficially owns 35% or more of such outstanding voting equity interests of the Company on the date hereof) (ii) the Board of Directors of the Company shall cease to consist of a majority of the Board of Directors of the Company on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

        (m) the indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any felony criminal statute, or commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries other than routine litigation in the ordinary course of business;

        (n) an Event of Default (or similar term) shall occur under and as defined in any Note or in any other Ancillary Agreement;

        (o) the Company or any of its Subsidiaries shall breach any term or provision of any Ancillary Agreement to which it is a party, in any material respect which breach is not cured within any applicable cure or grace period provided in respect thereof
            (if any);

        (p) any proceeding shall be brought to challenge the validity, binding effect of any Ancillary Agreement or any Ancillary Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such Persons are a party thereto);

        (q) an SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice;

        (r) The Company's failure to deliver Common Stock to Laurus pursuant to and in the form required by the Minimum Borrowing Note and the Secured Convertible Term Note and this Agreement, if such failure to deliver Common Stock shall not be cured within two (2) Business Days or the Company is required to issue a replacement Note to Laurus and the Company shall fail to deliver such replacement Note within seven (7) Business Days.

                                  Article 20

REMEDIES.

        (a) Following the occurrence of an Event of Default, Laurus shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully and indefeasibly satisfied, Laurus shall retain its Lien in all Collateral. To the extent applicable, both before and after the occurrence of an Event of Default, Laurus shall have, in addition to all other rights provided herein and in each Ancillary Agreement, the rights and remedies of a secured party under the UCC, the PPSA and under other applicable law, all other legal and equitable rights to which Laurus may be entitled, including the right to take immediate possession of, collect, demand, sue on, enforce, recover and receive the Collateral, give valid and binding receipts and discharges therefor and in respect thereof, to require the Company to assemble the Collateral, at Companies' joint and several expense, and to make it available to Laurus at a place designated by Laurus which is reasonably convenient to both parties and to enter any of the premises of the Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said
            premises until sold (and if said premises be the property of the Company, the Company agrees not to charge Laurus for
            storage thereof).  Further, Laurus may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Laurus at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Laurus, in Laurus' sole discretion, deems advisable or Laurus may otherwise recover upon the Collateral in any commercially reasonable manner as Laurus, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Company at Company's address as shown in Laurus' records, at least ten (10) days before the time of the event of which notice is being given. Laurus may be the purchaser at any sale, if it is public. The proceeds of sale shall be applied first to all costs and expenses of sale, including operating the Company's accounts, preparing and enforcing this Agreement, taking and maintaining custody of, preserving, repairing, possessing, preparing for disposition and disposing of Collateral and enforcing or collecting indebtedness and all such costs, charges and expenses, including legal fees, and second to the payment (in whatever order Laurus elects) of all Obligations. After the indefeasible payment and satisfaction in full of all of the Obligations, and after the payment by Laurus of any other amount required by any provision of law, including
            Section 9 608(a)(1) of the UCC and the PPSA (but only after Laurus has received what Laurus considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to the Company (for the benefit of the applicable Companies) or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. The Company shall remain liable to Laurus for any deficiency. In addition, the Company shall pay Laurus a liquidation fee ("Liquidation Fee") in the amount of five percent (5%) of the actual amount collected in respect of each Account outstanding at any time during a Liquidation Period".
            For purposes hereof, "Liquidation Period" means a period:
            (i) beginning on the earliest date of (x) an event referred to in Section Article 19(i) or (j), or (y) the cessation of the Company's business; and (ii) ending on the date on which Laurus has actually received all Obligations due and owing it under this Agreement and the Ancillary Agreements. The Liquidation Fee
            shall be paid on the date on which Laurus collects the applicable
            Account by deduction from the proceeds thereof.   The Company and
            Laurus acknowledge that the actual damages that would be incurred by Laurus after the occurrence of an Event of Default would be difficult to quantify and that the Company and Laurus have agreed that the fees and obligations set forth in this Section and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination.

        (b) Upon the occurrence of and during the continuance of any Event of Default, Laurus may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of Laurus or not, to be an interim receiver, receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of any Collateral of the Company (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of the Company and not Laurus, and Laurus shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Company and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Company, enter upon, use and occupy all premises owned or occupied by the Company wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the Company's business or as security for loans or advances to enable the Receiver to carry on the Company's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Laurus, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to Laurus. Every such Receiver may, in the discretion of Laurus, be vested with all or any of the rights and powers of Laurus.


                                  Article 21

WAIVERS.

        To the full extent permitted by applicable law, the Company hereby waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Laurus on which the Company may in any way be liable, and hereby ratifies and confirms whatever Laurus may do in this regard; (b) all rights to notice and a hearing prior to Laurus' taking possession or control of, or to Laurus' replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Laurus to exercise any of its remedies; and (c) the benefit
        of all valuation, appraisal and exemption laws.   the Company
        acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

                                  Article 22

EXPENSES.

        The Company shall pay Laurus' out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. The Company shall also pay all of Laurus' reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Laurus' obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Laurus' security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re appraisals of any property
        (real or personal) pledged to Laurus by the Company or any of its Subsidiaries as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Company shall also pay Laurus' customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for the Company or any of its Subsidiaries at the Company's or such Subsidiary's request or in connection with the Company's loan account with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Company to Laurus shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental
        Authority is or may be imposed on or as a result of any transaction between the Company and/or any Subsidiary thereof, on the one hand, and Laurus on the other hand, which Laurus is or may be required to withhold or pay, the Company hereby indemnifies and holds Laurus harmless in respect of such taxes, and the Company will repay to Laurus the amount of any such taxes which shall be charged to the Company' account upon written notice to the Company of the amount and nature of the taxes; and until the Company shall furnish Laurus with indemnity therefor (or supply Laurus with evidence satisfactory to it that due provision for the payment thereof has been made), Laurus may hold without interest any balance standing to the Company's credit and Laurus shall retain its Liens in any and all Collateral.

                                  Article 23
ASSIGNMENT BY LAURUS.

        Laurus may  assign any or all of the Obligations together with any or all of the security therefor to any Person. Any such assignee shall succeed to all of Laurus' rights with respect thereto. Laurus shall not be permitted to effect any such assignment to a competitor of the Company unless an Event of Default has occurred and is continuing.
        Upon such assignment, Laurus shall be released from all
        responsibility for the Collateral to the extent same is assigned to any transferee. Laurus may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Laurus and such holder, be entitled to the same benefits as Laurus with respect to any security for the Obligations in which such holder
        is a participant.   The Company agrees that each such holder may
        exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though the Company were directly indebted to such holder in the amount of such participation.

                                  Article 24

NO WAIVER; CUMULATIVE REMEDIES.

        Failure by Laurus to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between or among the Company and Laurus or delay by Laurus in exercising the same, will not operate as a waiver; no waiver by Laurus or the Company will be effective unless it is in writing and then only to the extent specifically stated. Laurus' rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Laurus may have.

                                  Article 25

APPLICATION OF PAYMENTS.

        The Company irrevocably waive the right to direct the application of any and all payments at any time or times hereafter received by Laurus from or on the Company's behalf and the Company hereby irrevocably agrees that Laurus shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Laurus may deem advisable notwithstanding any entry by Laurus upon any of Laurus' books and records.

                                  Article 26

INDEMNITY.

        The Company indemnifies and holds Laurus, and its respective affiliates, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO THE COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL
        DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                                  Article 27

CURRENCY.

        If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Laurus could purchase, in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that
        on which judgment is given.   The Company agrees that its obligation
        in respect of any Original Currency due from it to Laurus hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Laurus receives payment of any sum so adjudged to be due hereunder in the Second Currency. Laurus may, in accordance with normal banking procedures, purchase, in the New York City foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency. The Company agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify Laurus against such loss. The term "rate of exchange" in this paragraph means the spot rate at which Laurus, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase.

                                  Article 28

REVIVAL.

        The Company further agree that to the extent the Company makes a payment or payments to Laurus, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

                                  Article 29

NOTICES.

        Any notice or request hereunder may be given to the Company, the Company or Laurus at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) Business Days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

        Notices shall be provided as follows:

        (a) If to Laurus:               Laurus Master Fund, Ltd.
                                        c/o Laurus Capital Management, LLC
                                        825 Third Avenue, 14th Fl.
                                        New York, New York 10022

                                        Attention: John E. Tucker, Esq.

                                        Telephone: (212) 541-4434
                                        Telecopier:(212) 541-5800

        With a copy to:

        (b) Laurus Master Fund, Ltd.c/o M&C Corporate Services Limited P.O. Box 309 GT
                                        Ugland House
                                        George Town
                                        South Church Street
                                        Grand Cayman, Cayman Islands

                                        Facsimile:  345-949-8080



        (c) If to the Company:          On The Go HealthCare, Inc.
                                        85 Corstate Ave Unit #1
                                        Concord, Ontario, L4K 4Y2

                                        Attention: Stuart Turk

                                        Telephone: (905) 760-2987
                                        Facsimile: (905) 660-5738

        With a copy to:                 Trombly Business Law
                                        80 Dorcar Road
                                        Newton, MA  02461
                                        Attention: Amy Trombly
                                        Telephone: (617) 243-0060
                                        Facsimile: (617) 243-0066

        and such other address as may be designated in writing hereafter in accordance with this Section by such Person.

                                  Article 30

GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.

        (a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND LAURUS, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT LAURUS AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF
            NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING
            IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO
            ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS.
            THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT,
            AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR
            FORUM NON CONVENIENS.   THE COMPANY HEREBY WAIVES PERSONAL
            SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN
            ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH HEREIN
            AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE
            EARLIER OF COMPANY AGENT'S ACTUAL RECEIPT THEREOF OR THREE (3)
            DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                                  Article 31

JUDGMENT CURRENCY.

        (a) If for the purpose of obtaining or enforcing judgment against one or more of the Companies in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section referred to as the "Judgment Currency") an amount due in US dollars under this Security Agreement, the conversion shall be made at the Exchange Rate prevailing on the business day immediately preceding:

                (i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

                (ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Article being hereinafter referred to as the "Judgment Conversion Date")

        (b) If in the case of any proceeding in the court of any jurisdiction referred to in (a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party (being in the case of one or more Companies, the Company on a joint and several basis) shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

        (c) Any amount jointly and severally due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Security Agreement.

                                  Article 32

LIMITATION OF LIABILITY.

        The Company acknowledges and understands that in order to assure repayment of the Obligations hereunder Laurus may be required to exercise any and all of Laurus' rights and remedies hereunder and agrees that, except as limited by applicable law, neither Laurus nor any of Laurus' agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith or wilful misconduct.

                                  Article 33

ENTIRE UNDERSTANDING; MAXIMUM INTEREST.

        This Agreement and the Ancillary Agreements contain the entire understanding among the Company and Laurus as to the subject matter hereof and thereof and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Company's and Laurus' respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Nothing contained in this Agreement, any Ancillary Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to Laurus and thus refunded to the Company.

                                  Article 34

SEVERABILITY.

        Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

                                  Article 35

SURVIVAL.

        The representations, warranties, covenants and agreements made herein shall survive any investigation made by Laurus and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.
        All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Ancillary
        Agreements and the making and repaying of the Obligations.

                                  Article 36

CAPTIONS.

        All captions are and shall be without substantive meaning or content of any kind whatsoever.

                                  Article 37

COUNTERPARTS; TELECOPIER SIGNATURES.

        This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

                                  Article 38

CONSTRUCTION.

        The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

                                  Article 39

PUBLICITY.

        The Company hereby authorizes Laurus to make appropriate announcements of the financial arrangement entered into by and among the Company and Laurus, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Laurus shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

                                  Article 40

JOINDER.

        It is understood and agreed that any Person that desires to become a Company hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of this Agreement or any Ancillary Agreement, shall become a Company hereunder by (a) executing a Joinder Agreement in form and substance satisfactory to Laurus, (b) delivering supplements to such exhibits and annexes to this Agreement and the Ancillary Agreements as Laurus shall reasonably request and (c) taking all actions as specified in this Agreement as would have been taken by the Company had it been an original party to this Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

                                  Article 41

LEGENDS.

        The Securities shall bear legends as follows;

        (a) The Minimum Borrowing Note and the Secured Convertible Term Note shall bear substantially the following legend:

        "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        (b) The Revolving Note shall bear substantially the following legend:

        "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        (c) Any shares of Common Stock issued pursuant to conversion of the Minimum Borrowing Note and the Secured Convertible Term Note or exercise of the Warrants, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        (d) The Warrants shall bear substantially the following legend:

        "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
        AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        [Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.





ON THE GO HEALTHCARE, INC.




Per:/s/Stuart Turk
--------------------------
Name:Stuart Turk
Title:CEO









LAURUS MASTER FUND, LTD.

By:/s/David Grin
-------------------------
Name:David Grin
Title: Director

                                ANNEX A - DEFINITIONS

"Account Debtor" means any Person who is or may be obligated with respect to, or on account of, an Account.

"Accountants" has the meaning given to such term in Article 11(a).

"Accounts" means all "accounts", as such term is defined in the UCC and the PPSA, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC and the PPSA); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

"Accounts Availability" means up to ninety percent (90%) of the net face amount of Eligible Accounts.

"Affiliate" means, with respect to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Ancillary Agreements" means the Notes, the Warrants, the Registration Rights Agreements, each Security Document and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of the Company, any of its Subsidiaries or any other Person or delivered to Laurus, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between or among the Company and Laurus, as each of the same may be amended, supplemented, restated or otherwise modified from time to time.


"Balance Sheet Date" has the meaning given such term in Section 12.6(b).

"Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

"Business Day" means a day on which Laurus is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York or Canada.

"Canadian Pension Plan" means any plan, program or arrangement (other than the Canada Pension Plan) that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, the Company in respect of any Person's employment in Canada with the Company.

"Canadian Lockbox Bank" has the meaning given such term in Article 8(a).

"Canadian Lockboxes" has the meaning given such term in Article 8(a).

"Capital Availability Amount" means Five Million Dollars lawful of the currency United States (US$5,000,000).

"Charter" has the meaning given such term in Section 12.3(d).

"Chattel Paper" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

"Closing Date" means the date on which the Company shall first receive proceeds of the initial Loans or the date hereof, if no Loan is made under the facility on the date hereof.

"Code" has the meaning given such term in Section 15.9.

"Collateral" means all of the Company's property and assets or interest in property or assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

        (a) all Inventory;

        (b) all Equipment;

        (c) all Fixtures;

        (d) all General Intangibles;

        (e) all Accounts;

        (f) all Deposit Accounts, other bank accounts and all funds on deposit therein;

        (g) all Investment Property;

        (h) all Stock;

        (i) all Chattel Paper;

        (j) all Letter-of-Credit Rights;

        (k) all Instruments;

        (l) all commercial tort claims set forth on Schedule 6(a) hereto;

        (m) all Books and Records;

        (n) all Intellectual Property;

        (o) all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

        (p) (i) all money, cash and cash equivalents and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Laurus for the account of the Company (whether for safekeeping, custody, pledge, transmission or otherwise); and

        (q) all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including
            (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

"Common Stock" means the shares of stock representing the Company's common equity interests.

"Contract Rate" has the meaning given such term in the respective Note.

"Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

"Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Person, including, without limitation, the Canadian Lockboxes and the US Lockboxes.

"Disclosure Controls" has the meaning given such term in Section 12.6(d).

"Documents" means all "documents", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

"Eligible Accounts" means each Account of the Company and each Eligible Subsidiary that conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim;
(d) continues to be in full conformity with the representations and warranties made by the Company to Laurus with respect thereto; (e)
Laurus is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor's financial condition; (g) is documented by an invoice in a form approved by Laurus and shall not be unpaid more than ninety
(90) days from invoice date; (h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Laurus or represents a check in payment of an Account; (j) the Account Debtor is located in the United States and Canada; provided, however, Laurus may, from time to time, in the exercise of its sole discretion and based upon satisfaction of certain conditions to be determined at such time by Laurus, deem certain Accounts as Eligible Accounts notwithstanding that such Account is due from an Account Debtor located outside of the United States or Canada; (k) Laurus has a first priority perfected Lien in such Account and such Account is not subject to any Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate of the Company ; (m) is payable to the Company ; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which the Company is indebted; (o) is net of any returns, discounts, claims, credits and allowances; (p) if the Account arises out of contracts between the Company , on the one hand, and the United States, on the other hand, any state, or any department, agency or instrumentality of any of them, the Company has so notified Laurus, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims
Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by the Company or work, labor and/or services rendered by the Company ;
(r) does not arise out of progress billings prior to completion of the order; (s) the total unpaid Accounts from such Account Debtor does not exceed twenty-five percent (25%) of all Eligible Accounts; (t) the Company's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (u) the Company is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (v) does not represent interest payments, late or finance charges owing to the Company , and (w) is otherwise satisfactory to Laurus as determined by Laurus in the exercise of its sole discretion. In the event the Company requests that Laurus include within Eligible Accounts certain Accounts of one or more of the Company's acquisition targets, Laurus shall at the time of such request consider such inclusion, but any such inclusion shall be at the sole option of Laurus and shall at all times be subject to the execution and delivery to Laurus of all such documentation (including, without limitation, guaranty and security documentation) as Laurus may require in its sole discretion.

"Eligible Subsidiary" means each Subsidiary of the Company set forth on Exhibit A hereto, as the same may be updated from time to time with Laurus' written consent.

"Equipment" means all "equipment" as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, Fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

"ERISA" has the meaning given such term in Section 12.28.

"Event of Default" means the occurrence of any of the events set forth in
Article 19.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Act Filings" means the Company's filings under the Exchange Act made prior to the date of this Agreement.

"Financial Reporting Controls" has the meaning given such term in
Section 12.6(e).

"Fixtures" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

"Formula Amount" has the meaning given such term in Section 2.1(a).

"GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

"General Intangibles" means all "general intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

"Goods" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

"Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Instruments" means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" means any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, Licenses, information and other proprietary rights and processes.

"Inventory" means all "inventory", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

"Investment Property" means all "investment property", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

"Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

"License" means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

"Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

"Loans" means the Revolving Loans, the Term Loan and shall include all other extensions of credit hereunder and under any Ancillary Agreement.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries (taken individually and as a whole), (b) the Company's or any of its Subsidiary's ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Laurus' rights and remedies under this Agreement and the Ancillary Agreements.

"Minimum Borrowing Amount" means Two Million Five Hundred Thousand Dollars lawful currency of the United States (US$2,500,000).

"Minimum Borrowing Note" means that certain Secured Convertible Minimum Borrowing Note dated as of the Closing Date made by the Company in favor of Laurus evidencing the Minimum Borrowing Amount made by the Company in favor of Laurus which evidences the Minimum Borrowing Amount, as each of the same may be amended, supplemented, restated and/or otherwise modified from time to time.

"NASD" has the meaning given such term in Section 13.2.


"Note Shares" has the meaning given such term in Section 12.1.

"Notes" means the Minimum Borrowing Note, the Revolving Note and the Term Note made by Company in favor of Laurus in connection with the transactions contemplated hereby, as each of the same may be amended, supplemented, restated and/or otherwise modified from time to time.

"Obligations" means all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by the Company and each of its Subsidiaries to Laurus (or any corporation that directly or indirectly controls or is controlled by or is under common control with Laurus) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from the Company and/or each of its Subsidiaries to others which Laurus may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), charges or any other payments the Company and each of its Subsidiaries is required to make by law or otherwise arising under or as a result of this Agreement, the Ancillary Agreements or otherwise, together with all reasonable expenses and reasonable attorneys' fees chargeable to the Company' or any of their Subsidiaries' accounts or incurred by Laurus in connection therewith.

"Payment Intangibles" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

"Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums
(i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Company and their Subsidiaries, as applicable, in conformity with GAAP;
(c) Liens in favor of Laurus; (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company and their Subsidiaries, as applicable, in conformity with GAAP;
and which have no effect on the priority of Liens in favor of Laurus or the value of the assets in which Laurus has a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on Schedule 1(A) hereto.

"Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"PPSA" means the Personal Property Security Act (Ontario), as amended from time to time and any Act substituted therefor.

"Principal Market" means the NASD Over The Counter Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

"Proceeds" means "proceeds", as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority);
(c) any claim of the Company against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by the Company against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

"Purchase Money Indebtedness" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

"Registration Rights Agreements" means that certain Minimum Borrowing Note Registration Rights Agreement dated as of the Closing Date by and between the Company and Laurus and each other registration rights agreement by and between the Company and Laurus, as each of the same may be amended, modified and supplemented from time to time.

"Revolving Loans" has the meaning given such term in Section 2.1(a).

"Revolving Note" means that certain Secured Revolving Note dated as of the Closing Date made by the Company in favor of Laurus in the original principal amount of means Five Million Dollars United States currency (US$5,000,000), as the same may be amended, supplemented, restated and/or otherwise modified from time to time.

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


"SEC" means the Securities and Exchange Commission.

"SEC Reports" has the meaning given such term in Section 12.21.

"Securities" means the Notes and the Warrants and the shares of Common Stock which may be issued pursuant to conversion of the Minimum Borrowing Note and the Secured Convertible Term Note in whole or in part or exercise of such Warrants.

"Securities Act" has the meaning given such term in Section 12.18.

"Security Documents" means all security agreements, mortgages, cash collateral deposit letters, pledges and other agreements which are executed by the Company or any of its Subsidiaries in favor of Laurus.

"Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

"Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

"Subsidiary" means, with respect to any Person, (i) any other Person whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors or other governing body of such other Person, are owned, directly or indirectly, by such Person or (ii) any other Person in which such Person owns, directly or indirectly, more than 50% of the equity interests at such time.

"Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC.

"Term" means the Closing Date through the close of business on the day immediately preceding the third anniversary of the Closing Date, subject to acceleration at the option of Laurus upon the occurrence of an Event of Default hereunder or other termination hereunder.

"Term Note" means that certain Secured Convertible Term Note dated as of the Closing Date made by Company in favor of Laurus in the original principal amount of US$500,000, as the same may be amended, supplemented, restated and/or otherwise modified from time to time.

"Total Investment Amount" means Five Million Five Hundred Thousand Dollars in the lawful currency of the United States (US$5,500,000).

"UCC" means the Uniform Commercial Code as the same may, from time to time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

"US Lockbox Bank" has the meaning given such term in Article 8(a).

"US Lockboxes" has the meaning given such term in Article 8(a).

"Vital Baby Transaction" means the transaction contemplated by the Company to spin out its baby business.

"Warrant Shares" has the meaning given such term in Section 12.1.

"Warrants" means that certain Common Stock Purchase Warrant dated as of the Closing Date made by the Company in favor of Laurus and each other warrant made by the Company in favor of Laurus, as each of the same may be amended, restated, modified and/or supplemented from time to time.

                                  EXHIBIT A

ELIGIBLE SUBSIDIARIES


        The International Mount Company Ltd., an Ontario corporation

        Infinity Technologies Inc., an Ontario corporation

                                  EXHIBIT B

BORROWING BASE CERTIFICATE

[To be inserted]

Schedule 1(a) Liens and Other Actions


                                     Reference File No.
                                     & Registration Number   Collateral
Secured Party(ies) Debtor (s)        (Registration Period)   Classification

Honda Canada                                                 Consumer Goods,
Finance Inc.       On The Go                                 Equipment, Motor
                   Healthcare Inc.   616110084 -             Vehicle, Amount
                                     20050615 1947 1531 3640 Secured $57,635
                                     (4 years)               Date of Maturity
                                                             20MAY2008,
                                                             2005 Acura MDX
GMAC Leaseco
Corporation        On The Go                                 Consumer Goods,
                   HealthCare        614135358 -             Equipment, Other
                                     20050412 1453 1530 4027 Motor Vehicle
                                     (4 years)               Amount Secured:
                                                             $37,693,
                                                             2005 Cadillac CTS
Porsche Financial
Services Canada    On The Go                                 Consumer Goods,
                   Healthcare Inc.                           Motor Vehicle,
                   Stuart Turk       611281692 -             Amount Secured
                                     20041210 1051 1529 0990 $82,664
                                     (4 years)               Date of Maturity
                                                             06DEC2008,
                                                             2005 Porsche
                                                             Cayenne S

Schedule 6(a) Tort Claims

        N/A


Schedule 7.1(c) List of Bank Accounts


Name on Account              Description  Bank .        Address   Phone No.

On The Go Healthcare, Inc.

On The Go Healthcare         CDN$         TD Commercial  (1)      905 660-5915
On The Go Healthcare         US$          TD Commercial  (1)      905 660-5915

* plus the 2 blocked accounts listed in the Blocked Account Agreement

The International Mount Company Ltd

On The Go                    CDN$         TD Bank        (2)      905 889-6204
On The Go                    US$          TD Bank        (2)      905 889-6204

Compuquest                   CDN$         TD Bank        (2)      905 889-6204
Compuquest                   US$          TD Bank        (2)      905 889-6204

Infinity Technologies Inc.

Infinity Technologies        CDN$         Royal Bank     (3)      905 897-8000
Infinity Technologies        US$          Royal Bank     (3)      905 897-8000

(1) 33 City Centre Drive Mississauga, Ontario L5B 2N5
(2) 441 Clarke Avenue West Thornhill, Ontario L4J 6W7
(3) 2300 Steeles Avenue West 2nd Floor Suite 200

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



Schedule 7.1(d)

Debtor          Secured Party    Max. Amount  Subordination   Other Action

On The Go
Healthcare      GMAC Leasing     $37,693      NA              Acknowledgement
                                                              that GSA is for
                                                              Vehicle
                                                              (from PPSA)
                Honda Canada
                Finance          $57,635      NA              None, PPSA is
                                                              limited to
                                                              specific
                                                              collateral
                Porsche financial
                Services         $82,664      NA              None, PPSA is
                                                              limited to
                                                              specific
                                                              collateral


Infinity        Jim Pattison     $24,339      NA              Acknowledgement
Technologies,   4 vehicles:      $57,975
Inc.                             $53,818
                                 $42,190

                Newcourt Financial    NA      NA              Discharge

                Business         $71,026      NA              Pay-off at
                Development                                   acquisition by
                Bank of Canada                                OGHC (from funds
                                                              in escrow).
                                                              Undertaking from
                                                              OGHC to make sure
                                                              discharge occurs
                                                              30 days after
                                                              acquisition of
                                                              Infinity

                Royal Bank of
                Canada           $650,000
                                 ($0 outstanding) NA          Undertaking by
                                                              Infinity to keep
                                                              the line of
                                                              credit with RBC
                                                              at a $0 balance.
                                                              Undertaking by
                                                              OGHC to not
                                                              borrow on this
                                                              facility and to
                                                              close the account
                                                              and discharge
                                                              the security
                                                              interest 5 days
                                                              from the  close
                                                              of the
                                                              acquisition of
                                                              Infinity

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


                Toshiba of Canada      NA       NA            Acknowledgement
                                                              that security
                                                              interest only
                                                              references
                                                              equipment Toshiba
                                                              supplies


The International Ingram Micro   $40,000      Yes             Acknowledgement
Mount Company Ltd.

                Bank of Nova Scotia    NA       NA            Misfiled PPSA,
                                                              have
                                                              acknowledgment
                                                              from Bank of
                                                              Nova Scotia
                                                              that there is
                                                              no security
                                                              interest in The
                                                              International
                                                              Mount Company
                                                              Ltd.

                Synnex of Canada

                Ingram Micro           NA       NA            Acknowledgement
                                                              received and
                                                              Officer's
                                                              Certification
                                                              that the PPSA
                                                              related to these
                                                              accounts do not
                                                              relate to OGHC
                                                              or its
                                                              subsidiaries

                TD Bank Overdraft
                Line of Credit   $25,000
                ($0 outstanding)                NA            Account closed
                                                              (7/12/05) and
                                                              to be discharged

Schedule 12.27 Company Name; Locations of Offices, Records and Collateral


        On The Go Healthcare, Inc.              85 Corstate Ave Unit #1
                                                Concord, Ontario, L4K 4Y2

        The International Mount Company Ltd.    85 Corstate Ave Unit #1
                                                Concord, Ontario, L4K 4Y2

        Infinity Technologies Inc.              85 Corstate Ave Unit #1
                                                Concord, Ontario, L4K 4Y2





        ON THE GO HEALTHCARE, INC.
        85 Corstate Avenue, Unit #1
        Concord, Ontario, Canada L4K 4Y2

        Type of Entity:  Corporation
        Organizational ID number:  3263360
        State of Organization:  Delaware, USA


Schedule 12.28 Tangible Collateral


        On The Go Healthcare, Inc.              85 Corstate Ave Unit #1
                                                Concord, Ontario, L4K 4Y2

        The International Mount Company Ltd.    85 Corstate Ave Unit #1
                                                Concord, Ontario, L4K 4Y2

        Infinity Technologies Inc.              85 Corstate Ave Unit #1
                                                Concord, Ontario, L4K 4Y2


Schedule 12.2 Subsidiaries


Subsidiary                           Direct Owner               Owner's Percent
                                                                Ownership

The International Mount Company Ltd. On The Go Healthcare, Inc. 100%

Infinity Technologies Inc.           On The Go Healthcare, Inc. 100%



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



Schedule 12.3 Subsidiaries Capital Stock


The International Mount Company Ltd.               100 shares Common
                                                 1,000 shares Class A
                                                   100 shares Class B

Infinity Technologies Inc.                         100 shares Common
                                                       (upon closing)


Schedule 12.6 Agreements or Actions

        N/A

Schedule 12.7 Obligations to Related Parties

        None other than standard stock grants, warrants or options given to employees based on performance.


Schedule 12.9 Title to Properties and Assets

        N/A


Schedule 12.12 Litigation

        N/A


Schedule 12.13 Tax Returns and Payments

        N/A


Schedule 12.14 Employees

        N/A


Schedule 12(n)

        N/A


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


Schedule 12.15 Registration Rights and Voting Rights


        The items below have been issued as indicated:

        Name of Shareholder            Date Issued     Stock Issued     Shares

        DAVID CHILDS                   05/09/05        RESTRICTED       10,000
        DOUG CLARK                     05/09/05        RESTRICTED       25,000
        TONY DIVERONICA                05/09/05        RESTRICTED        7,500
        JENNIFER GARDINER              05/26/05        RESTRICTED       25,000
        STEVEN GRYFE                   03/23/05        RESTRICTED        2,000
        THIRUSENTHIL NAVARATNARAJH     05/09/05        RESTRICTED        5,000
        JOHN PENTONY                   03/23/05        RESTRICTED       17,500
        CAROLINE PILGRIM               05/09/05        RESTRICTED        5,000
        FRANK ABATE                    05/26/05        RESTRICTED      100,000
        BRETT W GOLD                   05/26/05        RESTRICTED       75,000
                                       05/26/05        "C" Warrants     75,000
        AL KAU                         05/09/05        RESTRICTED       20,000
                                       05/09/05        "C" Warrants     50,000

        KEYSER MASON BALL LLP ITF      07/29/05        RESTRICTED      750,000
        KEYSER MASON BALL LLP ITF      07/29/05        RESTRICTED      250,000
        KEYSER MASON BALL LLP ITF      07/29/05        RESTRICTED      250,000
        NADAV ELITUV                   08/11/05        RESTRICTED       50,000
                                       08/11/05        "C" Warrants     50,000
        KEYSER MASON BALL LLP ITF      08/11/05        RESTRICTED      200,000
        NORM DROLET                    10/24/05        RESTRICTED       25,000
        ETTORE NACCARATO               10/24/05        RESTRICTED       25,000
        PASADENA CAPITAL PARTNERS      11/11/05        RESTRICTED       23,500
        DUTCHESS PRIVATE EQUITIES      12/01/05        RESTRICTED      180,000
        SHAZAMSTOCKS INC               12/15/05        RESTRICTED       30,000
        DUTCHESS PRIVATE EQUITIES      01/05/06        RESTRICTED      280,000
        ROCH BELISLE                   01/09/06        RESTRICTED        7,500
        NORM DROLET                    01/09/06        RESTRICTED      475,000
        BRIAN MC GILLIS                01/09/06        RESTRICTED       10,000
        ETTORE NACCARATO               01/09/06        RESTRICTED      475,000
        CARLOS VENTURA                 01/09/06        RESTRICTED      100,000
        ROBIN RICALIS                  01/09/06        RESTRICTED       37,500
        ZHOU WEI                       01/09/06        RESTRICTED        5,000

Shares that may be required for Dutchess Private Equities ELOC or any subsequent financing Laurus waives their rights in.


Schedule 12.17 Environmental and Safety Laws

        N/A


Schedule 12.21 SEC Reports and Financial Statements

        N/A


Schedule 13.12 Required Approvals

        N/A









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